Exhibit 10.10

FIFTH LEASE MODIFICATION AGREEMENT

AGREEMENT made as of April 1, 1982 between 60 EAST 42ND ST. ASSOCIATES, a co-partnership having its office at 60 East 42nd Street, New York, New York (hereinafter called “Landlord”) and LINCOLN BUILDING ASSOCIATES, a co-partnership, having its office at 60 East 42nd Street, New York, New York (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, the parties entered into an agreement of lease dated October 1, 1958, whereby Landlord leased to Tenant, and Tenant hired that certain parcel of real property, with the buildings and improvements thereon, known as and by the street numbers 60 East 42nd Street and 301 Madison Avenue, New York, New York, together with the fixtures, chattels and articles of personal property used in connection with said premises; and

WHEREAS, the lease was modified by agreements dated January 1, 1964, as of January 1, 1977, as of April 1, 1979, and as of April 1, 1981 (which lease, as so modified, is hereinafter called the “Lease”); and

WHEREAS, Landlord and Tenant wish to further modify the Lease.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree that the Lease shall be and is hereby modified in the manner hereinafter set forth:

1. Paragraph 2A(ii) of the Lease shall be deemed deleted in its entirety and the following substituted in its place and stead:

“(ii) Commencing April 1, 1982, Tenant covenants to pay, in equal monthly installments of $163,594.27 each, in advance, on the first day of each month during the term of this Lease, and any renewal term of this Lease, a basic rent (hereinafter called “Basic Rent”) at an annual rate of ONE MILLION NINE HUNDRED SIXTY-THREE THOUSAND ONE HUNDRED THIRTY-ONE DOLLARS AND 24/100 ($1,963,131.24), said amount being equal to the sum of the current mortgage charges plus $24,000.”

2. Except as herein modified, the Lease shall remain in full force and effect, and the parties hereby ratify and confirm all of the other terms, covenants and conditions thereof.

3. This Fifth Lease Modification Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

60 EAST 42ND ST. ASSOCIATES

By:	/s/ Lawrence A. Wien
Partner

LINCOLN BUILDING ASSOCIATES

By:	/s/ Peter L. Malkin
Partner

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